UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 29, 2013, we announced the completion of our U.S. double-blind, multi-center randomized clinical study for the purpose of comparing our Microcyn® Scar Management Hydrogel to a dimethicone control device in the management of hypertrophic or keloid scars. We anticipate submitting a 510(k) premarket notice with the U.S. Food and Drug Administration, or FDA, for clearance of our Microcyn® Scar Management Hydrogel in the upcoming weeks.

The 40-patient study was conducted at four U.S. investigative sites over 16 weeks, ending March 2013. The investigators evaluated certain linear or widespread hypertrophic or keloid scars, which ranged in age of three months to one year, using the Vancouver Scar Scale (VSS), which assesses scar vascularity, height and pliability. The assessment evaluated two dose groups: Microcyn® Scar Management Hydrogel and a control group. Each subject was asked to use the hydrogel three times a day for eight weeks. At that end of each visit, a total VSS score was calculated for each subject and visit as the sum of the scores reported to assess substantial equivalence.

In both the Microcyn® and control groups, the VSS total score progressively improved for each subject at each visit. The assessments of pain and itch improved similarly across both groups during the study. There were no treatment-emergent adverse events related to the use of Microcyn® Scar Management Hydrogel during the study.

In order for Microcyn® Scar Management Hydrogel to be commercially distributed in the United States, we must obtain 510(k) clearance from the FDA. To seek 510(k) clearance, we must submit pre-market notification to the FDA demonstrating that our proposed device is substantially equivalent to a legally marketed, predicate device. However, there are no guarantees regarding when we will file the 510(k) notice, if at all, whether and if so, when the FDA will accept the submission for substantive review, whether such submission will be ultimately cleared by the FDA, or the timing of such clearance should it occur.

The information contained in this Current Report on Form 8-K is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, we make no admission as to the materiality of any such information that we are furnishing.

Except for historical information herein, matters set forth in this Report are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about our commercial and technology progress and future financial performance. These forward-looking statements are identified by the use of words such as “generate,” “launching,” “continue,” “expects,” “believes,” and “intends,” among others. Forward-looking statements in this Report are subject to certain risks and uncertainties inherent in our business that could cause actual results to vary, including such risks that regulatory, clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, the available market for our products will not be as large as expected, our products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, we may not meet our future capital needs, and our ability to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our annual report on Form 10-K for the year ended March 31, 2012. We disclaim any obligation to update these forward-looking statements, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)

Date: May 29, 2013	By:	/s/ Robert Miller
Name: Robert Miller Title: Chief Financial Officer

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